FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey, CEO	Donald C. Weinberger
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES FISCAL THIRD QUARTER FINANCIAL RESULTS

- Quarterly Revenues Increase by 13.3% Over Prior Year Period -
- Management to Host Conference Call Today at 2pm EST -

Houston, TX – February 16, 2010 -- US Dataworks, Inc. (AMEX: UDW), a leading developer of payment processing solutions, announced today financial results for its fiscal 2010 third quarter and nine months results ended December 31, 2009.

Revenues for the third quarter ended December 31, 2009 were $2,266,858, representing a 13.3% increase over revenues of $2,000,011 for the same period a year ago.  Income from operations for the third quarter was $309,076, compared to $360,026 for the same period a year ago. Net income for the third quarter was $74,060, or $0.00 per share, compared to $133,850, or $0.00 per share, for the same period a year ago.

Revenues for the nine months ended December 31, 2009 were $6,362,508, representing a 4.3% increase over revenues of $6,099,797 for the same period a year ago.  Income from operations for the nine months ended December 31, 2009 was $680,454, compared to $629,877 for the same period a year ago.  Net loss for the nine months ended December 31, 2009 was $104,600, or $(0.00) per share, compared to a net loss of $1,817,326, or $(0.06) per share, for the same period a year ago.

Charles E. Ramey, Chairman and CEO of US Dataworks, said, “The third quarter posted solid results, whereby total revenues rose in excess of 13%, stemming from a strong 26% increase in professional service revenues due to our contract with a branch of the federal government. While our second largest revenue generator, software transactional revenues, saw a slight decline in the quarter, we believe those revenues will slowly increase in the coming quarters as our clients’ customers begin to increase spending as well as the integration of new customers into our system. I am also pleased with the profits recorded during the quarter despite higher expenses in infrastructure and sales and marketing. These expenditures are important steps for US Dataworks to grow the business.”

Mr. Ramey added, “I’m also pleased to report that we recently took positive steps in restructuring the Company’s capital situation. Specifically, we’ve managed to secure a revolving line of credit and a term loan both originating from Silicon Valley Bank, with the proceeds from the term loan being used to pay down a portion of our pre-existing debt, which is now subordinated to the bank debt. In addition, the remaining portion of this subordinated debt has also been restructured and these loans, which were coming due on July 1, 2010, have been extended to January 1, 2014. I am thankful to be working with Silicon Valley Bank and believe their interest in providing us with this financing is a good indicator of the fiscal strength of US Dataworks, especially during the current economic conditions.”
- More -

“I am pleased with the progress we have made fiscal year to date. While we still have a lot to accomplish, I think the capital restructuring will yield financial flexibility to the Company. In addition, the Company has initiated new relationships that bode well for the future, including the most recently signed contract with The Bankers Bank in Oklahoma City, OK, which now uses US Dataworks’ Clearingworks® software platform to drive the image check clearing network it conducts on behalf of the 275 community banks. We value this new relationship and anticipate it to be a reference contract for other similar banks that we have begun to target,” concluded Mr. Ramey.

A conference call is scheduled for today, at 2:00 PM EST.  Interested parties may participate in the call by dialing (877) 869-3847; international callers dial (201) 689-8261 about 5-10 minutes prior to 2:00 PM EST.  The conference call will also be available on replay starting at 4:00 pm EST on February 16, 2010, and ending on March 16, 2010.  For the replay, please dial (877) 660-6853 (replay account # 269, replay conference # 344883).  The access number for the replay for international callers is (201) 612-7415 (replay account # 269, replay conference # 344883).

_______________________________

About US Dataworks, Inc.

US Dataworks is a developer of payment processing solutions, focused on the financial services market, federal, state and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing payments.  Additional information about US Dataworks is available at www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectation of continued growth, the benefits of our recent restructuring, the anticipated features and benefits of our new distribution payment capture solution, our vision for payment processing and our new solutions’ ability to provide a higher return on investment for our clients.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to avoid being delisted from the NYSE Alternext US (formerly the American Stock Exchange), our ability to repay or refinance our debt, and other risks detailed from time to time in the SEC reports of US Dataworks, including its annual report on Form 10-K for the year ended March 31, 2009 and its quarterly report on Form 10-Q for the quarter ended September 30, 2009.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

- Tables to Follow -

US DATAWORKS, INC.
QUARTERLY INCOME STATEMENT DATA
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues
Software licensing revenues	30,977	36,508	30,977	66,508
Software transactional revenues, net	514,999	540,787	1,554,967	1,601,291
Software maintenance revenues	208,816	217,775	629,675	666,257
Software service revenues	1,512,066	1,204,941	4,146,889	3,765,741
	2,266,858	2,000,011	6,362,508	6,099,797

Cost of sales	748,964	740,982	2,095,653	2,138,562
Gross profit	1,517,894	1,259,029	4,266,855	3,961,235
Gross profit margin	67.0%	63.0%	67.1%	64.9%

Operating Expenses
Research and development	213,994	216,991	644,186	628,594
Sales and marketing	220,562	145,545	720,152	457,100
General and administrative	739,451	489,722	2,104,588	2,102,686
Depreciation and amortization	34,811	46,745	117,473	142,978
	1,208,818	899,003	3,586,399	3,331,358

Income from operations	309,076	360,026	680,454	629,877
Net operating income margin	13.6%	18.0%	10.7%	10.3%

Other income (expense)
Financing costs	(99,648)	-	(217,895)	(329,692)
Interest expense	(1,436)	(109,601)	(166,555)	(2,603,020)
Interest expense - related parties	(134,066)	(128,197)	(400,740)	(207,026)
Gain/Loss on Derivatives	-	-	-	621,281
Other income (expense)	134	11,622	134	71,255
	(235,016)	(226,176)	(785,056)	(2,447,202)

Income/(Loss) before provision for income taxes	74,060	133,850	(104,600)	(1,817,325)
Net income margin	3.3%	6.7%	-1.6%	-29.8%

Provision for income taxes
Net Income/(Loss)	74,060	133,850	(104,600)	(1,817,325)

Basic and diluted gain/(loss) per share	0.00	0.00	$(0.00)	(0.06)

Basic weighted-average shares oustanding	32,960,100	32,569,017	32,861,416	32,361,717
Effect of diluted securities:
Stock options	55,400	21,053	-	-
Diluted weighted-average shares outstanding	33,015,500	32,590,070	32,861,416	32,361,717

US DATAWORKS, INC.
QUARTERLY BALANCE SHEET ANALYSIS
For the quarter ended December 31, 2009
(UNAUDITED)
ASSETS	December 31,
2009
Current assets
Cash and cash equivalents	1,089,642
Accounts receivable, trade	617,286
Prepaid expenses and other current assets	260,281

Total current assets	1,967,209

Property and equipment, net	201,395
Goodwill, net	4,020,698
Other assets	32,111

Total assets	6,221,413

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities
Accounts payable	268,482
Accrued expenses	188,964
Accrued Interest - Related Party	21,398
Deferred Revenue	423,634
Note payable, current	26,459
Notes payable-related party, net unamortized discount of $186,446	3,905,949

Total current liabilities	4,834,886

Total liabilities	4,834,886

Shareholders' equity
Convertible series B preferred stock, 0001 par	11
Common Stock. 0001 par	3,297
Additional paid in capital	65,563,370
Accumulated deficit	(64,180,151)

Total shareholders' equity	1,386,527
Total liabilities and shareholders' equity	6,221,413